Exhibit 10.1.c

Execution Version

August 15, 2006

Goldman Sachs Mortgage Company

85 Broad Street

New York, New York 10004

Attention: Mr. Marc Flamino

Ladies and Gentlemen:

In connection with the Amended and Restated Master Repurchase Agreement (as amended from time to time, the “Repurchase Agreement”), dated as of the date hereof, between Capital Trust, Inc., as seller (“we”), and Goldman Sachs Mortgage Company, as buyer (“GSMC” and also herein, “you”), we hereby agree as follows:

1.

In consideration for, among other matters, entering into the Repurchase Agreement, we shall pay to you an amount equal to $[****] (the “Commitment Fee”) (such Commitment Fee representing [****] basis points ([****]%) of $150,000,000 (the “Facility Amount”).

2.

In the event you elect to not purchase a New Loan solely as a result of the failure of the conditions in Section 3(e)(12) of the Repurchase Agreement to be satisfied (a “Material Adverse Condition”; and the date you reject a New Loan as a result of a Material Adverse Condition is referred to herein as the “Rejection Date”), we shall be entitled to, on the earlier to occur of (i) date (the “Reinstatement Date”) on which the Material Adverse Condition shall no longer exist or such condition is waived by you and you provide notice to us that you are ready to purchase one or more New Loans, in accordance with the terms of the Agreement or (ii) the Facility Termination Date, a refund of a portion of the Commitment Fee (a “Commitment Fee Refund”) in an amount equal to the product of (1) $[****] multiplied by (2) the quotient of (y) the unused portion of the Facility Amount as of the Rejection Date divided by (z) the Facility Amount, multiplied by (3) the quotient of (y) the number of days occurring from the Rejection Date, as determined by you, to the earlier to occur of (A) the Reinstatement Date and (B) the Facility Termination Date, divided by (z) the number of days from the execution and delivery of the Repurchase Agreement to and including the Facility Termination Date.

All capitalized terms used and not defined herein shall have the meanings ascribed thereto in the Agreement.

**** Material omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the Securities and Exchange Commission.

Execution Version

This letter contains a final and complete integration of all prior expressions by you and us with respect to the subject matter hereof and thereof and shall constitute the entire agreement among us with respect to such subject matter, superseding all prior oral or written understandings.

Each provision of this letter shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this letter shall be prohibited by or be invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this letter.

This letter may be signed, acknowledged and agreed to in any number of counterparts, each of which shall be an original, and all of which together shall constitute but one and the same instrument.

This letter shall be governed by and construed in accordance with the laws of the State of New York.

[SIGNATURES FOLLOW ON THE NEXT PAGE]

2

Very truly yours,

CAPITAL TRUST, INC., a Maryland corporation
By: /s/ Geoffrey G. Jervis Name: Geoffrey G. Jervis Title: Chief Financial Officer

Acknowledged and Agreed to By:

GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership

By: GOLDMAN SACHS REAL ESTATE FUNDING CORP., its general partner

By: /s/ Leo Huang Name: Leo Huang Title: Authorized Signatory

Fee Letter Re: Amended and Restated Master

Repurchase Agreement